Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-66000, 333-41458, 333-78417, 333-30375 and 333-29899) of ADTRAN, Inc. of our report dated June 23, 2005 relating to the financial statements and supplemental schedule of ADTRAN, Inc. 401(k) Retirement Plan as of December 31, 2004 and 2003, and for the year ended December 31, 2004, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 27, 2005